Exhibit (p)(16)

COMMERCE ASSET MANAGEMENT, LLC

CODE OF ETHICS

April 1, 2015

1.1.1 Code of Ethics

1.1.1.1 Standard of Business Conduct

The Code of Ethics is based on the principle that CAM and each of its employees owe a fiduciary duty to its clients and a duty to comply with federal and state securities laws and all other applicable laws. These duties include the obligation of Access Persons to conduct their personal securities transactions in a manner that does not interfere with the transactions of any client or otherwise to take unfair advantage of their relationship with clients. In recognition of this duty, CAM hereby adopts the following general principles to guide the actions of the Access Persons:

•	Access Persons have the duty at all times to place the interests of clients first.
•	Access Persons have the duty to conduct all personal securities transactions in a manner consistent with these Procedures and in such a manner to avoid any actual or potential conflict or abuse of a position of trust and responsibility.
•	Access Persons must refrain from actions or activities that allow a person to profit or benefit from his or her position with respect to a client, or that otherwise bring into question the Access Person's independence or judgment.
•	All personal securities transactions by Access Persons must be accomplished so as to avoid even the appearance of a conflict of interests with the client.

These duties extend beyond fiduciary obligations, personal trading and compliance with laws discussed above. Each employee additionally is obligated to:

•	Share his or her knowledge with others and present factual and objective information to management to the best of his or her ability.
•	Accept full responsibility for work that he or she performs.
•	Not misuse the authority entrusted to in him or her.
•	Be honest in all his or her professional relationships.
•	Take appropriate action in regard to any illegal or unethical practices that come to his or her attention.
•	Cooperate with others in achieving understanding and in identifying problems.
•	Not use or take credit for the work of others without specific acknowledgement and authorization.
•	Insure that the products of his or her work are used in a socially responsible way.
•	Never misrepresent or withhold information that is germane to a problem or situation of public concern.
•	Not use knowledge of a confidential or personal nature in any unauthorized manner or to achieve personal gain.
•	Make every effort to ensure that he or she has the most current knowledge and that the proper expertise is available when needed.
•	Avoid conflict of interest and insure that CAM is aware of any potential conflicts.
•	Present a fair, honest, and objective viewpoint.
•	Protect the privacy and confidentiality of all information entrusted to him or her.

1.1.1.2 Definitions of Terms in the Code of Ethics

[SEC Securities Exchange Act of 1934 Section 16; Investment Company Act of 1940 Section 2(a)(9); Investment Advisers Act of 1940 Section 202(a)(18)]

•	"Access Person" means:
o	each director, partner or officer of CAM;
o	each supervised person of CAM who, (i) has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any mutual fund advised or distributed by CAM or an affiliate, or (ii) is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; and

o	any spouse, minor child, and any relative resident in the household of a person named above.
•	"Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically from investment accounts in accordance with a pre-determined schedule or allocation. An Automatic Investment Plan includes a dividend reinvestment plan.
•	"Beneficial Ownership" means a direct or indirect pecuniary interest in a security, as set forth in Section 16 of the Securities Exchange Act of 1934, as amended. A person, for example, would be deemed to have a beneficial ownership of securities if he or she directly owns the securities, his or her spouse or minor children own the securities, or if such person, by contract, arrangement, understanding or relationship, has sole or shared voting or investment power over the securities held by such person.
•	"Client" means any person who has entered an Investment Advisory Contract with CAM.
•	"Control" means the power to exercise a controlling influence over the management or policies of a company. A person is deemed to exercise control who has a 25% or more ownership position of a company's equity securities, or otherwise controls a company as defined in Section 2(a)(9) of the Investment Company Act of 1940.
•	"Market Timing" means frequent buying or selling shares of the same mutual fund, or buying or selling mutual fund shares in order to exploit inefficiencies in mutual fund pricing.
•	"Related Security" means any security convertible within sixty (60) days into a Security and any future or option on the Security.
•	"Security" means a security as defined in Section 202(a)(18) of the Investment Advisers Act of 1940, as amended, except that it does not include:
o	direct obligations of the U.S. Government;
o	any security issued by a mutual fund (other than a mutual fund advised by CAM or an affiliate) or a unit investment trust that invests exclusively in one or more unaffiliated mutual funds;
o	interests in a 529 Plan, provided CAM nor any companies under its common control manage, distribute, market or underwrite the 529 Plan or the investments and strategies underlying the 529 Plan; and
o	any money market fund securities or money market instruments, including bankers' acceptances, certificates of deposit, and commercial paper.
•	"Supervised Person" means employees and other persons who provide advice on behalf of CAM and are subject to the supervision and control of CAM.

1.1.1.3 Prohibitions

1.1.1.3.1 Investment Recommendations

No Access Person shall in connection with the recommendation of a Security held or to be acquired or sold by any Client shall:

•	employ any device, scheme or artifice to defraud such Client;
•	make any untrue statement of a material fact or omit to state a material fact necessary in order to make the recommendation made not misleading;
•	engage in any act, practice, or course of business that would operate as a fraud or deceit upon such Client; or
•	engage in any manipulative practice with respect to such Client.

1.1.1.3.2 Investment Opportunity

An Access Person must offer an investment opportunity first to clients before he or she or CAM may act on that opportunity.

1.1.1.3.3 Market Timing and Short-Swing Trading

No employee may engage in prohibited market timing of the shares of a mutual fund without approval from the Chief Compliance Officer, and such Chief Compliance Officer shall withhold such approval if the mutual funds are affiliated with CAM.

1.1.1.3.4 Personal Securities Transactions

•	No Access Person may without prior written approval:purchase or sell, directly or indirectly, a Security that is either held or being considered for purchase by client accounts ; or
•	purchase or sell, directly or indirectly, a Security for his or her own account that is the same Security or Related Security that is the subject of a buy or sell recommendation to any Client.

No exception shall be granted to personal securities transaction procedures without the written approval of the Chief Compliance Officer and a senior manager of CAM, who shall not grant such approval unless they have concluded that the transaction will not adversely impact any pending order for clients or any pending consideration given by CAM to place an order on behalf of clients.

1.1.1.3.5 Interest in Securities

No Access Person shall recommend any transaction in any Securities by any Client without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including:

•	the Access Person's Beneficial Ownership of any Securities of such issuer;
•	any contemplated transaction by the Access Person in such Securities;
•	any position the Access Person has with such issuer; and
•	any present or proposed business relationship between such issuer and the Access Person (or a party that the Access Person has a significant interest in).

1.1.1.3.6 Client Trade Information

No Access Person shall reveal any proposed transactions in Securities by one Client to another Client, any employee of CAM, or any other person.

1.1.1.3.7 IPOs and Private Placements

No Access Person may:

•	acquire a Security in an initial public offering or a private placement without the written consent of the Chief Compliance Officer;
•	acquire a Security in an initial public offering if he or she is a registered representative of a broker-dealer;
•	make a wrongful arrangement or a wrongful quid pro quo of any kind with clients in exchange for IPO allocations; or
•	share profits or losses with a client who receives an IPO allocation or allocations.

1.1.1.4 Reporting of Securities Trades and Holdings

1.1.1.4.1 Access Person Reporting

Each Access Person shall report on the Securities Transaction Report Form all transactions in Securities in which such Access Person has acquired any direct or indirect Beneficial Ownership, unless such report would duplicate information contained in trade confirmations or account statements that CAM holds in its records, provided CAM has received those confirmations or statements not later than 30 days after the close of the calendar quarter in which the transaction takes place.

1.1.1.4.2 Report Deadline

Reports shall be filed with the Chief Compliance Officer within 15 days after the end of each calendar quarter. An Access Person need not file a report covering a quarterly period if he or she had no personal securities transactions during that quarter.

1.1.1.4.3 Securities Transaction Report Form

The Securities Transaction Report Form filed pursuant to this Section shall contain the following information:

•	Name of the Access Person making the report;
•	Date of the transaction;
•	Title and number of shares involved;
•	Exchange ticker symbol or CUSIP of shares;
•	Principal amount of each Security involved;
•	Nature of the transaction (buy or sell);
•	Price at which transaction was effected; and
•	Name of the broker-dealer, bank or other financial institution through whom the transaction was effected.

Each Access Person must file a report of his or her personal securities holdings (i) at the time the person became an Access Person; and (ii) at least once a year thereafter in the Annual Securities Transaction Report Form. Such reports must be current as of a date not more than 45 days prior to the individual becoming an Access Person or the date the Annual Securities Transaction Report is submitted.

1.1.1.4.4 Broker-Dealer Confirmations and Account Statements

Every Access Person who opens an account at a broker-dealer or other financial institution to personally trade securities shall:

•	immediately notify the Chief Compliance Officer of the opening of such account; and
•	send a Broker Confirmation Letter to each such broker-dealer or other financial institution directing them to provide CAM with a duplicate copy of each confirmation and periodic account statement issued to such Access Person.

Access persons may open an account to personally trade securities only at those broker-dealers or other financial institutions that agree to electronically deliver to CAM all trade information of the Access Person.

1.1.1.4.5 Private Placements

Each Access Person who owns Securities acquired in a private placement shall disclose such ownership to the Chief Compliance Officer if such person is involved in any subsequent consideration of an investment in the issuer by a Client.

1.1.1.5 Certification

Every Access Person shall certify on an annual basis, in writing, that he or she has:

1.	received a copy of the Code of Ethics;
2.	read and understands the Code of Ethics; and
3.	disclosed, precleared (if applicable) and reported all transactions in Securities consistent with the requirements of the Code of Ethics.

1.1.1.6 Reporting Violations

An employee of CAM must promptly report to the Chief Compliance Officer any violations of the Code of Ethics. Any employee of CAM who is the subject of a Code of Ethics violation report and who retaliates against the reporting employee shall be subject to serious sanctions, including termination of employment.

1.1.1.7 Review

•	Periodic Review. The Chief Compliance Officer shall periodically review and compare reported transactions of random Access Persons in Securities with the transactions of:
o	the Access Person indicated on his or her confirmations and account statements;
o	comparable clients of CAM;
o	the securities on any watch or restricted lists; and
o	the securities of issuers recently engaged in making IPOs.
•	Suspected Violations. If the Chief Compliance Officer suspects that an Access Person has violated these Procedures, he or she shall investigate the alleged violation, and, as a part of that investigation, allow the Access Person an opportunity to explain why the violation occurred or did not occur.
•	Violation Report. If the Chief Compliance Officer concludes that an Access Person has violated these Procedures, he or she shall submit a report of such violation, his or her investigation of such violation, and his or her recommendation on what steps should be taken to address such violation, including recommending sanctions against the violator.
•	Patterns. The Chief Compliance Officer shall periodically review trades of the Access Person in past periods in an effort to find patterns or deviation from patterns (e.g., a spike in personal trades).

1.1.1.8 Training

1.	New Employees. Each newly hired or newly designated Access Person shall receive a copy of these Procedures and shall be required to certify within 30 days of receipt of such Procedures that he or she has read and understands the Procedures.
2.	New Employee Review. The Chief Compliance Officer shall review the Procedures with any newly hired or newly designated Access Person. A new employee may not make a personal trade until he or she has received this training.
3.	Annual Training. At least annually, the Chief Compliance Officer shall conduct a training seminar reviewing the requirements of the Procedures and the required duties of the Access Persons.

1.1.1.9 Access Person List

The Chief Compliance Officer shall maintain a list of employees and officers of CAM who are "Access Persons."

1.1.1.10 Sanctions

Upon discovering a violation of these Code of Ethics, the senior management of CAM may impose such sanctions as they deem appropriate, including, but not limited to, forfeiture of future discretionary compensation or profit, canceling trades, selling positions at a loss, internal reprimand, a letter of censure, fine or suspension or termination from employment.

1.1.2 Insider Trading Procedures

CAM's Insider Trading Procedures are designed to prevent the misuse of material, nonpublic information by CAM and its officers, directors and employees.

1.1.2.1 Insider Trading Policy Statement

CAM has adopted these Insider Trading Policy and Procedures that apply to all Covered Persons. A Covered Person is defined to be:

•	Employee of CAM;
•	Officer of CAM;
•	Director of CAM; and
•	Officer or employee of each affiliated entity or subsidiary of CAM.

This Policy addresses both:

•	Non-public information related to client trades and other advisory activities of CAM (which is primarily addressed by CAM's Code of Ethics); and
•	Non-public information related to issuers of public securities.

1.1.2.2 Prohibited Insider Trading

Any prohibited insider trading by a Covered Person violates these Procedures, as well as the federal securities laws. The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, non-public information to trade in securities (whether or not one is an "insider" of the company that issued the securities) or the communication of material, non-public information to others who may trade on the basis of such information.

It is generally understood that, with respect to CAM, Covered Persons are prohibited from doing the following:

•	Trading in any of the securities of CAM (if it has publicly issued any securities) in any capacity (including derivative securities based on CAM's securities) while in possession of material, non-public information concerning CAM.
•	Having others trade on the Covered Person's behalf while the Covered Person is in possession of material, non-public information.
•	Communicating non-public information concerning CAM to others who may then trade in securities of CAM or pass on the information to others who may trade in such securities. Such conduct, also known as "tipping," results in liability for the insider of CAM who communicated such information (even if such insider does not actually trade himself) and for the person who received the information if he acts on such information or passes it on to others who may act on it.
•	Placing orders on a security for the Covered Person's own account while taking advantage of advance knowledge of pending orders from CAM's clients (personal trades of Covered Persons are covered by CAM's Code of Ethics).

1.1.2.3 Insider

The concept of "insider" is broad and generally includes any person who possesses material, non-public information about CAM (or a public issuer) and who has a duty to CAM (or a public issuer) to keep this information confidential. In the case of CAM, "insiders" include the Covered Persons. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship to serve any such entity and as a result is given access to information in connection with such service. Persons who can become temporary insiders include, among others, CAM's (or public issuer's) attorneys, accountants, consultants and investment bankers.

1.1.2.4 Materiality

Trading while in the possession of inside information is not a basis for liability unless the information is "material." Generally, information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or if it is reasonably certain to have an effect on the price of an issuer's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to:

•	Dividend or earnings results or expectations
•	Financial forecasts
•	Write-downs or write-offs of substantial assets
•	Significant additions to reserves for bad debts or contingent liabilities
•	Expansion or curtailment of significant operations
•	Major personnel changes

•	Proposals or agreements involving a joint venture, merger, acquisition, divestiture or leveraged buy-out
•	Major financing developments
•	The gain or loss of important contracts or clients
•	Criminal indictments or material civil litigation or government investigations
•	Labor disputes including strikes or lockouts
•	Substantial changes in accounting methods
•	Debt service or liquidity problems
•	Bankruptcy or insolvency
•	Extraordinary management developments
•	Public offerings or private sales of debt or equity securities
•	Calls, redemptions or purchases of securities

"Inside" information could be material because of its expected effect on the price of the issuer's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuse of "inside" information includes not only restrictions on trading in the issuer's securities, but restrictions on trading in the securities of other companies affected by the inside information as well (e.g., in the event the issuer was in negotiations to acquire a public company).

1.1.2.5 Non-Public (Inside) Information

Information qualifies as "non-public" or "inside" information if it is information that has not been made available to investors generally. This includes information received from sources or in circumstances indicating that the information has not been circulated generally.

At such time as material, non-public information is released to the investing public, it loses its status as "inside" information. For "non-public" information to become public information, however, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace, and sufficient time must pass for the information to become available in the market.

To show that information is public, it generally is necessary to point to some fact that establishes that the information has become generally available, such as disclosure by the filing of a definitive proxy statement, Form 10-Q, Form 10-K, Form 8-K or other report with the SEC or disclosure by release to a national business and financial wire service (e.g., Dow Jones or Reuters), a national news service or a national newspaper (e.g., The Wall Street Journal or The New York Times). The circulation of rumors or "talk on the street," even if accurate, widespread and reported in the media, may not constitute the requisite public disclosure.

Non-public information disclosed only to institutional investors or to an analyst or a favored group of analysts may retain its status as "non-public" information, the use of which is subject to insider trading laws. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information has yet to be publicly disclosed, the information is deemed "non-public" and may not be traded upon.

1.1.2.6 Tender Offers

No Covered Person while in possession of material, nonpublic information regarding a tender offer (usually related to a merger or acquisition involving an acquiring company and a target company) received from the tender offeror or anyone acting on behalf of the tender offeror or tender offeree may trade on such information until the information is publicly disclosed.

1.1.2.7 Watch Lists

At his or her discretion, the Chief Compliance Officer will place certain Securities on a "watch list" by completing the Watch List Form and circulating it to the appropriate compliance personnel. Securities issued by companies about which a limited number of persons possess material, non-public information should generally be placed on the watch list. The list will be disclosed only to the Chief Compliance Officer and a limited number of other persons who are deemed to be necessary recipients of the list because of their roles in compliance.

1.1.2.8 Contacts with Corporate Officers

When an Adviser Representative contacts an officer of any publicly traded company regarding matters that may relate to any investment advisory account of CAM, he or she shall:

1.	maintain a log of all meetings with or calls to the corporation's insiders; and
2.	if uncertain whether he or she may trade or recommend trading based on information obtained in the course of any conversations, contact the Chief Compliance Officer, who, if appropriate, will consult with CAM's inside or outside legal counsel.

1.1.2.9 Monitoring Insider Trading

The Chief Compliance Officer periodically will review employee trades and Firm trades on behalf of clients to verify compliance with CAM's insider trading procedures, and attempt to detect insider trading. CAM recognizes that insider trading may occur both at the employee-level and the firm-level, with the latter type of activity occurring because of CAM's (or individual portfolio manager's) desire to increase the performance of his or her advisory accounts. Monitoring for insider trading shall include:

•	Comparing employee trades with trades by CAM's advisory accounts and securities listed on "Restricted" and "Watch" lists;
•	Periodically, the Chief Compliance Officer, by visiting Internet sites or by other means, will create a list of the top ten or more financial news stories involving publicly-traded shares of issuers and determine whether any of the employees or advisory accounts traded in those securities of issuers that were the subject of the news stories; and
•	At least quarterly, generate a list of the top ten most profitable trades made by CAM on behalf of clients, CAM's own account and an employee's account and determine whether any of the issuers whose securities were traded were: (1) the subject of any of the news stories; or (2) had issued press releases during the relevant period.

1.1.2.10 Employee Training/Education

The Chief Compliance Officer shall provide all employees of CAM with a copy of these procedures. All employees shall annually attend seminars or meetings providing education and training with respect to CAM's insider trading policies and procedures and insider trading in general. Periodically, CAM shall provide employees with written materials discussing these procedures and insider trading in general.

1.1.2.11 Certification

Every employee shall certify on an annual basis that he or she has:

1.	complied with these Procedures; and
2.	read and understands these Procedures.

1.1.2.12 Reports

Periodically, the Chief Compliance Officer shall prepare a report reviewing the procedures implemented during the period covered and any deficiencies or noteworthy events occurring during the execution of the procedures.

1.1.2.13 Expert Networks

The term "expert network" refers to firms that are in the business of connecting clients, principally institutional investors, with persons who are deemed to have special expertise in the client's area of interest. Experts can include academics, scientists, engineers, doctors, lawyers, suppliers, and professional participants in the relevant industry, including in some cases even former employees of the company of interest.

CAM shall enter into arrangements with expert network consultants only pursuant to the following procedures:

•	CAM and any of its employees may not seek material, non-public information from an expert network consultant;
•	Prior to communicating with an expert network consultant, CAM will: (i) confirm that such expert network consultant has procedures governing its expert network activities, request a copy of such procedures and review such procedures; (ii) request a copy of and review the biographies of each non-clerical employee of the expert network consultant and consider the time frame since the expert network consultant was employed at a company where CAM is considering investing; (iii) inquire who at the expert network consultant approves experts and what processes are employed for checking the backgrounds of experts; and (iv) ascertain the contractual arrangements between the expert network consultants and their experts, including the compensation arrangement;
•	Any engagement with an expert network consultant shall be approved only if CAM concludes that such network employs reasonable practices and compliance efforts, including a strong screening process with respect to employees;
•	Prior to CAM employee meeting or otherwise communicating with the expert network consultant, CAM will inform the representative of the expert network consultant the following:
o	that the expert network consultant understands that CAM does not wish to receive material, nonpublic information;
o	that the expert network consultant has not breached, and will not breach, any confidential agreement or legal duty that the expert network consultant has to any party;
o	that no one else has breached a legal duty in providing the information to the expert network consultant;
o	that the expert network consultant is not an employee, affiliate or supplier of the issuer that will be discussed on the call;
o	that the expert network consultant did not pay an employee, affiliate or supplier of the relevant issuer in order to obtain the information; and
o	that the information the expert network consultant plans to provide was not obtained directly or indirectly by anyone who would not be able to assent to each of the foregoing representations;
•	A Firm employee will not meet or communicate with an expert network consultant: (i) until he or she has received pre-clearance from the Chief Compliance Officer of CAM; and (ii) he or she has received training from CAM on expert network consultants within a year of the proposed meeting;
•	If an employee believes he or she has obtained material, non-public information from an expert network consultant, he or she shall promptly notify the Chief Compliance Officer and CAM and such employee will refrain from trading any securities that are related to such information; and
•	CAM employee meeting with the expert network consultant will create and maintain written records of: (i) the interaction with the expert network consultant, (ii) identification of personnel the firm employee interacted with, (iii) the expert network consultant's primary scope or source of knowledge, and (iv) the topics covered.

These procedures supplement and are in addition to CAM's insider trading procedures that appear in this manual, including the monitoring and surveillance that is designed to detect anyone trading a security on the basis of material, non-public information.

1.1.3 Outside Business Activities

An Adviser Representative or employee of CAM will be engaged in an outside business activity if he or she:

•	serves as general partner, officer or employee of any business organization;
•	receives compensation in any form from a business organization; or
•	serves as a director of any business organization.

1.1.3.1 Adviser Representatives

It is the policy of CAM to require all investment adviser representatives to notify CAM in writing of any employment or receipt of compensation outside their relationship with CAM. The investment adviser representative may not proceed with the outside business activity until he or she receives written approval from CAM.

To engage in an outside employment activity, an Adviser Representative and any other employee must complete an Outside Business Activity Form and submit the form to the Chief Compliance Officer. In the Outside Business Activity Form, the Adviser Representative or employee will provide:

1.	the name and address of the outside business organization;
2.	a description of the business of the organization;
3.	the reasons why approval should be granted;
4.	compensation (if any) to be received;
5.	a description of the activities that will be performed; and
6.	the amount of time per month that will be spent at the outside organization.

Each investment adviser representative must confirm, on a quarterly basis, any outside business activities with the Chief Compliance Officer.

1.1.3.2 Investment Clubs

An Adviser Representative may neither become a member of an investment club nor make recommendations regarding securities for any investment club.

1.1.3.3 Review Procedures

The Chief Compliance Officer will review the information supplied by each employee engaging in an outside business activity and independently verify that the information is correct, including the nature and the extent of the outside business activities and the employee's outside sources of income.

1.1.4 Designations

1.1.4.1 Adviser Representative Responsibilities

Adviser Representatives desiring to use designations must meet all requirements of the sponsor of such designations, including any continuing education responsibilities and fees. An Adviser Representative shall immediately inform the Chief Compliance Officer if he or she no longer meets the requirements of a particular designation or is no longer in good standing with the sponsor of any designation.

1.1.4.2 Monitoring of Adviser Representative Use of Designations

When an Adviser Representative elects to hold himself or herself out as having achieved a particular designation, the Chief Compliance Officer shall:

1.	inform the Adviser Representative that he or she may not hold himself or herself out as achieving a particular designation unless he or she has received prior approval from the Chief Compliance Officer;

2.	permit an Adviser Representative to use a particular designation only if the Chief Compliance Officer has verified that the Adviser Representative is authorized by the institution that sponsors such designation to use it;
3.	become familiar with the rules and regulations of the institutions that sponsor designations regarding the proper use of such designations;
4.	maintain a list of prohibited designations that shall include, but not be limited to, any designation with the word "senior" or "retirement" in it, as well as designations that are not permitted by federal or state law; and
5.	periodically verify with such institution that the Adviser Representative is in good standing with its rules and regulations and current on any annual registration or other fees.

Adviser Representatives must be familiar with the rules and regulations of the institutions that sponsor designations regarding the proper use of such designations.

1.1.5 Adviser Representative Prohibited Activities

In rendering advice and other investment management services to clients, an Adviser Representative may not:

•	Communicate non-public information to clients in violation of the firm's Insider Trading Procedures;
•	Render investment advice to a client that is based on rumor or speculation;
•	Render legal or tax advice to the client;
•	Fail to disclose known material facts about an investment;
•	Initiate unauthorized transactions for client accounts;
•	Fail to disclose conflicts of interests;
•	Recommend securities or investment products that are unsuitable for the client;
•	Directly or indirectly participate in gains or losses of a client's account;
•	Permit personal investments to influence advice to a client;
•	Disclose information about a client and his or her account to persons outside CAM or its affiliates without the client's approval;
•	Fail to notify the Chief Compliance Officer immediately about any client complaints;
•	Provide advice or recommend a security or investment product to a client if the Adviser Representative does not have sufficient knowledge and information to support the advice or recommendation;
•	Lend money to a client;
•	Accept cash from a client for investment;
•	Sign a client's name to any document, even if the client gives permission to do so;
•	Settle client complaints independently;
•	Accept money from a client as additional compensation for investment management services offered;
•	Act as an agent for the client in a business transaction;
•	Guarantee the performance of a client's investment or account or guarantee any security or investment product recommended to the client;
•	Sign a client's name to any document;
•	Borrow money or securities from a client;
•	Agree to repurchase a security from a client;
•	Share in a client's profits or losses of securities transactions through a joint account or otherwise;
•	Assist a client in the borrowing of funds for investment, unless such assistance involves helping a client open up a margin account with a broker-dealer;
•	Provide investment advice on a regular basis in a state where the Adviser Representative is not licensed;
•	Make discretionary trades for a client who has not given CAM written authority to make such discretionary trades;

•	Fail to disclose any and all conflicts of interests to a client that arise in a given securities transaction;
•	Advertise his or her services or those of CAM without prior approval of the Chief Compliance Officer;
•	Raise money for charitable or political organizations without prior approval from the Chief Compliance Officer;
•	Become employed with another company or serve as a director of another company without prior approval from the Chief Compliance Officer;
•	Purchase or sell securities while in possession of inside information about the issuer of such securities; or
•	Give gifts to clients or receive gifts from clients, unless such gifts are of nominal value.

1.1.6 Legal or Regulatory Proceedings

Any Adviser Representative shall immediately notify the Chief Compliance Officer if he or she becomes the subject of an investment advisory-related action involving:

•	an investigation or governmental proceeding;
•	any refusal of registration or injunction, censure, fine or other disciplinary action imposed by a regulatory body;
•	any litigation or arbitration;
•	any bankruptcy proceedings;
•	any civil litigation;
•	any arrest, summons, subpoena, indictment or conviction for a criminal offense; or
•	any other event that might require disclosure to clients or disclosure on Form ADV.

When giving notice of a legal or regulatory proceeding, the Adviser Representative shall provide, at a minimum, the following information:

•	Parties involved;
•	Court or arbitration forum; and
•	Nature of the proceeding.

1.1.7 Unregistered Employees

The Chief Compliance Officer shall periodically review the responsibilities of each employee to verify whether such employee meets the definition of investment adviser representative. Any employee that does not meet the definition of "adviser representative" or is otherwise not registered as such shall be classified as an "Unregistered Employee."

1.1.7.1 Permissible Activities

Unregistered Employees may engage in the following investment-related activities:

•	Contacting existing clients regarding clerical or administrative matters affecting the client's account;
•	Extending invitations to presentations conducted by Adviser Representatives;
•	Inquiring whether a prospective or existing client would like to discuss investments with an Adviser Representative;
•	Discussing in general terms the types of investment management services offered by CAM; and
•	Asking prospective clients whether they wish to receive CAM brochures and marketing materials.

1.1.7.2 Unregistered Employee Prohibited Activities

Unregistered Employees may not discuss:

•	investment products or services with clients;

•	solicit clients; or
•	make suitability determinations about clients.

1.1.7.3 Monitoring Unregistered Employees

With respect to Unregistered Employees and their immediate supervisors, the Chief Compliance Officer will:

•	Periodically monitor Unregistered Employees to ensure that they do not engage in prohibited activities;
•	Conduct a background investigation on each Unregistered Employee;
•	Designate one or more supervisors in each department where Unregistered Employees work to supervise such unregistered employees;
•	Provide periodic training and instruction to Unregistered Employees that specifically addresses the limitations of such persons' activities, the regulatory consequences of exceeding those limitations; and
•	Compensate such Unregistered Employees only on the basis of salary or an hourly wage.

1.1.7.4 Part-Time Employment

An unregistered employee, with the approval of the Chief Compliance Officer, may engage in part-time employment for another organization, provided that such employment:

1.	is not related to investment management, securities or a similar business;
2.	is performed outside the normal hours of CAM; and
3.	does not conflict with the employee's duties for CAM.

1.1.8 Employees Who Are Registered Representatives of Broker-Dealers

Any employee who is licensed as a registered representative ("Registered Representative Employee") of a broker-dealer ("Broker-Dealer") must follow the procedures set forth below:

•	The Registered Representative Employee must disclose in writing to CAM his or her employment at the Broker-Dealer;
•	The Registered Representative Employee must disclose in writing to the Broker-Dealer his or her employment at CAM;
•	The Registered Representative will not act in such capacity until it has received written approval from CAM to engage in such activity;
•	The Registered Representative and CAM understand that the Broker-Dealer will and must supervise all advisory activities of the Registered Representative in which the Registered Representative is participating in a transaction for an advisory client;
•	CAM will confirm with the Broker-Dealer (e.g., earning a commission) that the Registered Representative Employee, pursuant to FINRA Conduct Rule 3040, has received written approval to be employed by CAM;
•	CAM will assist the Broker-Dealer with its recordkeeping requirements of the Registered Representative with respect to advisory activities related to securities transactions made on behalf of the client; and
•	CAM shall consult with compliance personnel at the Broker-Dealer regarding how each firm plans to fulfill their supervisory duties over the Registered Representative Employee's activities.

1.1.9 Electronic Communications

1.1.9.1 Business Purposes

Employees may make electronic communications only for business purposes.

1.1.9.2 Definition of Electronic Communications

Electronic communications include:

•	Electronic Mail (e-mail)
•	Internet Telephone
•	Facsimile (Fax)
•	File Transfer Protocol (FTP)
•	Electronic Bulletin Boards
•	Chat Rooms
•	Instant Messaging

1.1.9.3 Business Communication Standards

Employees using CAM's electronic communication systems must follow appropriate business communication standards. Employees may not send or receive communications that are inappropriate, obscene, discriminatory, threatening or otherwise offensive. CAM shall permit employees to use a form of electronic communication or type of electronic communication device only if CAM is able to record or otherwise capture hard copies or electronic copies of all such electronic communications.

1.1.9.4 Electronic Mail

All outgoing e-mail communications transmitted through CAM's e-mail system must automatically include a standard disclosure regarding CAM's identity and the following disclaimer:

"This is not an investment recommendation or a solicitation to become a client of the firm. Unless indicated, these views are the author's and may differ from those of the firm or others in the firm. We do not represent this is accurate or complete and we may not update this. Past performance is not indicative of future returns. For additional information and important disclosures, contact me or [Phone Number/Web Address]. You should not use e-mail to request or authorize the investment in any security or instrument, or to effect any other transactions. We cannot guarantee that any such requests received via e-mail will be processed in a timely manner. This communication is solely for the addressee(s) and may contain confidential information. We do not waive confidentiality by mistransmission. Contact me if you do not wish to receive these communications."

1.1.9.5 Restrictions on Unsolicited E-Mails

Federal law imposes restrictions on commercial e-mail, particularly unsolicited "mass" e-mail messages. "Commercial electronic mail" includes any electronic mail message primarily for the purpose of sending a commercial advertisement or promotion of a commercial product or service. It does not include electronic mail relating to transactions or where there is a relationship between the sender and the recipient.

Recipients of commercial e-mail must be provided the opportunity to "opt-out" and not receive future e-mails. Anyone receiving notification from a customer or anyone else asking not to receive electronic mail, must forward that information to the Chief Compliance Officer for adding to CAM's "Do-Not-Email" list.

Senders of commercial e-mail may not:

•	Use false or misleading e-mail header information or deceptive subject headings or otherwise deceive the recipient regarding the sender's address.
•	Without prior authorization, use computers owned by others to transmit messages.
•	Register for an e-mail address or domain name using materially false information or falsely represent themselves to be the registrants for Internet protocol addresses.
•	Use "address harvesting" or "dictionary attacks" to obtain e-mail addresses from the Internet.
•	Use automated means to create multiple e-mail addresses from which to send commercial e-mails.

Each commercial e-mail must include clear and conspicuous identification that the message is an advertisement or solicitation; a valid physical postal address of the sender; and a valid return address or other method for the recipient to "opt-out" from receiving further e-mails.

1.1.9.6 E-Mail Collection and Retention Procedures

Because CAM recognizes that many records it is required to maintain by law are in e-mail form, its employees will comply with the following e-mail collection and retention procedures.

1.1.9.6.1 E-Mail Definition

Any e-mail collected or maintained pursuant to these procedures shall include:

•	Content of the e-mail, including text and e-mail addresses in the address fields; and
•	Data format of the e-mail, including support to display any attachment.

1.1.9.6.2 E-Mail Capture

CAM shall capture all internal (e.g., from one employee to another) and external (e.g., from a client to an employee) e-mail received and sent by employees by:

•	Using software that automatically captures the messages from the server during the routing process; or
•	Some other method that ensures the prompt and complete recapture of e-mails.

1.1.9.6.3 Archiving E-Mails

CAM shall archive all internal and external e-mails received and sent by employees in an electronic storage medium that, at a minimum:

•	Ensures that the e-mail is maintained in a non-rewritable and non-erasable media; and
•	Assigns a unique ID to the original e-mail and any duplicates of the e-mail.

1.1.9.6.4 Indexing E-Mails

CAM shall prepare an index or indexes of all archived e-mails.

1.1.9.6.5 Accessing E-Mails

CAM will archive e-mails on a system that:

•	Allows immediate access to e-mails and indexes of e-mails and the ability to immediately download and produce copies of those e-mails and indexes;
•	Facilitates the location of particular e-mails, categories of e-mails (e.g., a range of dates), or indexes for production to regulatory inspectors or other persons;
•	Limits access to archived e-mails via passwords or other methods to a limited number of authorized employees ("Authorized Persons") so as to minimize the possibility of the destruction or corruption of archived e-mails; and
•	Prohibits a non-Authorized Person from searching for, opening, viewing, deleting, or altering an archived e-mail without (i) the permission of an Authorized Person; and (ii) a legitimate business purpose for taking such action.

1.1.9.6.6 E-Mail Audit Trail

CAM shall maintain a system that is designed to preserve the integrity of the archived e-mails by, at a minimum, creating an audit trail or records of:

•	Inputs of e-mails;
•	Changes or alterations to archived e-mails;
•	Access to archived e-mails (e.g., time, date and name of person accessing the e-mail); and

•	Destruction of e-mails.

1.1.9.6.7 E-Mail Destruction

CAM shall destroy e-mails and copies of e-mails promptly after the expiration of any applicable record-retention policy and requirements set forth in the Recordkeeping section of this manual. As described in that section of the manual, records related to governmental investigations, lawsuits and similar matters may not be destroyed.

1.1.9.6.8 E-Mail Review

In an attempt to monitor the compliance of employees with CAM's e-mail policy and to detect possible fraudulent or other improper activities, the Chief Compliance Officer shall periodically:

•	Pull random samples of incoming, outgoing and deleted e-mails from a cross-section of employees;
•	Review random samples of intra-employee e-mail;
•	Review the selected e-mails for improper or irregular communications and communications suggesting improper or illegal activity on behalf of the employee; and
•	Advise employees of CAM's policy to selectively review e-mails as a means of deterring the use of e-mails for unauthorized activities.

In an attempt to detect possible fraudulent or other improper activities, the Chief Compliance Officer shall:

•	Obtain and install software on its e-mail system that allows "red flag" or key word searches;
•	Develop and maintain a list of "red flag" or key words such as "IPO," "referral" and "quid pro quo;"
•	Obtain "fuzzy logic" or other types of software to analyze the content of e-mail containing "red flag" or key words;
•	Set goals of what percentage of e-mail traffic will be searched every month and track the percentages of e-mails searched and analyzed;
•	Periodically spot check e-mails to identify communications that contain red flag or key words and pull and analyze such e-mails;
•	Investigate any potential securities law violation, e-mail policy violations or other serious improper activity that is the subject of a red-flagged e-mail; and
•	Report the results of such investigation to senior management for appropriate action.

1.1.9.7 Internet

Employees of CAM may not post any advertising or business-related information on CAM's web site or anywhere else on the Internet without authorization from CAM.

1.1.10 Gift and Entertainment Policy

The following sections describe procedures designed to address gift and entertainment policies.

1.1.10.1 General

The giving and receiving of gifts and entertainment can create or appear to create a conflict of interest and place CAM in a difficult position. Such activities can also interfere with the impartial discharge of CAM's responsibilities to its clients. An employee should never give a gift or provide entertainment where they are intended or designed to cause the recipient to act in a manner that is inconsistent with the best interests of the client or CAM or that is illegal or would expose CAM to any potential liability from a governmental authority or agency.

Entertainment is appropriate only when it is used to foster and promote business relationships for CAM.

1.1.10.2 Definitions

"Business Contacts" include persons employed by the following types of service providers to CAM or Hedge Funds:

•	Brokers and securities salespersons
•	Clients
•	Consultants
•	Suppliers
•	Vendors
•	Any other individual or organization with whom CAM has or is considering a business or other relationship.

"Gifts" include:

•	Gratuities
•	Merchandise
•	Use of property or facilities for weekends, vacations, trips, dinners and similar purposes (including transportation and lodging costs)

"Gifts" do not include: (1) a gift given in recognition of a life event (e.g., anniversary), provided the giver and recipient has a pre-existing personal or family relationship; and (2) items of nominal value (i.e., $50 or less) such as pens, notepads, shirts and other items often containing a company's logo.

"Entertainment" includes:

•	Social events
•	Hospitality events
•	Charitable events
•	Sporting events
•	Meals
•	Dinners
•	Theatrical shows

"Entertainment" does not include a social event or trip where each participant pays his or her expenses, including the allocable shared expenses, and the fair market value of any aspect of the trip (e.g., use of resort house and transportation).

1.1.10.3 Accepting Gifts

An employee may accept a gift from a business contact of a company provided the aggregated value of all gifts received by that employee from all business contacts of the company does not exceed $100 in any calendar year.

1.1.10.4 Giving Gifts

An employee may give a gift to a business contact of a company provided the aggregated value of all gifts given by CAM to all business contacts of the company does not exceed $100 in any calendar year.

1.1.10.5 Accepting Entertainment

An employee may accept entertainment from a business contact, provided the entertainment is:

•	neither so frequent nor so extensive and lavish as to raise any question of impropriety;
•	of a character such that both male and female guests would be comfortable attending; and
•	legal and not offensive.

1.1.10.6 Providing Entertainment

An employee may provide entertainment to a business contact provided the entertainment is:

•	neither so frequent nor so extensive and lavish as to raise any question of impropriety;
•	of a character such that both male and female guests would be comfortable attending; and
•	legal and not offensive.

1.1.10.7 Prohibitions

•	Employees may not solicit any gift or entertainment.
•	Employees may not accept cash or a gift certificate.
•	Employees may not accept gifts or entertainment from Hedge Fund investors or prospective Hedge Fund investors.
•	If an employee is invited to an entertainment event and neither the business contact or business contact colleague attend, the entertainment will be deemed a "gift" subject to the rules on accepting gifts.
•	An employee may not accept any form of loan from a client.
•	A portfolio manager, trader or any other employee may not accept a gift or form of entertainment from any broker-dealer or employee of a broker-dealer that executes trades for clients.
•	An employee may not accept any gift or entertainment that might influence his or her investment decision or that might make the employee feel beholden to any person or firm.
•	Gifts or entertainment should not be accepted from a business contact on a standing, recurring or on-going basis.
•	Gifts should be received at the workplace and not at the employee's home.
•	Unacceptable gifts should be returned to the giver.

1.1.10.8 Exceptions

If an employee believes that it would be appropriate to accept a gift worth over $100 from a business contact or give a gift to a business contact worth over $100, he or she should submit a written request to the Chief Compliance Officer containing the:

•	Name of the giver;
•	Name of the intended recipient;
•	Description of the gift;
•	Gift's monetary value;
•	Nature of business relationship; and
•	Reason the gift is being given.

1.1.10.9 Reporting

Employees of CAM must report any gift or entertainment that exceeds $100 in value that is given or received to the Chief Compliance Officer within ten business days of the date of the receipt of the gift or entertainment. The report shall include:

•	Name of the giver;
•	Name of the intended recipient;
•	Description of the gift or entertainment;
•	Gift's or entertainment's monetary value;
•	Nature of business relationship; and
•	Reason the gift or entertainment is being given.

1.1.10.10 Monitoring Gift and Entertainment Practices

CAM shall take the following steps to monitor employee and Firm gift and entertainment practices:

•	Periodically review employee e-mails for key words that relate to gifts and entertainment (e.g., "tickets");
•	Periodically review gifts and entertainment reports filed by employees for irregularities and questionable practices;
•	Periodically compare a random sample of employee gifts and entertainment reports with travel and other expense reimbursements for inconsistencies;
•	Periodically create a list of the top ten broker-dealers that have provided gifts and entertainment in terms of dollars to Firm employees and compare that list to the top ten broker-dealers in terms of commission earned on Firm client trades. CAM shall scrutinize the brokerage practices of any broker-dealer when there is a high correlation between the two lists; and
•	Investigate any issues uncovered by the aforementioned monitoring and take appropriate action to resolve such issues.

1.1.10.11 Special Rules for Certain Types of Clients or Registration Status

CAM will comply with all applicable gifts and entertainment rules, which in large part depends upon the type of client and the regulatory status of CAM:

Client Type	Firm Regulatory Status	Rule
	Broker-Dealer or Registered Representative	FINRA Rule 3060
	Member of New York Stock Exchange	NYSE Rule 350(a)(3)
Taft-Hartley (Union) Plan		Department of Labor: LM-10
Retirement Plan		ERISA Rule 406(b)(3)
Municipality		MSRB Rule G-20

1.1.11 Foreign Anti-Corruption Policy

These procedures are designed to prevent firm personnel from offering, promising, making, authorizing or providing (directly, or indirectly through third parties) any payments, gifts, or the transfer of anything of value to any person, including government officials and family members of the government officials, in any jurisdiction to influence or reward any action or decision for CAM's benefit. Neither CAM's funds nor funds from any other source, including the personal funds of an employee, may be used to make any such payment or gift on behalf of or for the benefit of CAM in order to secure an improper business advantage.

1.1.11.1 Bribing

Neither CAM nor any of its employees may make cash payments or transfer property or other goods or services of value, both tangible and intangible, to bribe a Government Official. The following may be considered a bribe: a loan, a gift, entertainment, a generous contribution to a charity sponsored by a Government Official as a quid pro quo for government action, the promise of future payment, or the promise of future employment for the Government Official or a family member could be considered a bribe or improper payment that is prohibited under this Policy and applicable law.

1.1.11.2 Indirect Payments

Prohibited payments under these procedures may not be made indirectly through a third party. CAM and any of its employees may not pay a third party:

•	knowing that a portion of the payment will be passed on to a Government Official; or
•	with a belief that a portion of the payment will be passed on (or is substantially likely to be passed on) to a Government Official.

1.1.11.3 Improper Business Advantage

An "improper business advantage" is an attempt to influence a Government Official in his or her official capacity to take action or refrain from taking action that benefits CAM, including:

•	approving CAM as an adviser to the government entity;
•	granting licenses related to investment services;
•	acting on tax matters;
•	making decisions in connection with government approval of a merger or acquisition; and
•	other actions taken in an official capacity.

It should be noted that in some countries, local laws provide for an absolute prohibition on giving anything of value to Government Officials (without regard to whether it is in connection with an official act, or for the purpose of securing an improper business advantage).

1.1.11.4 Foreign Laws

CAM and its employees will comply with local foreign laws, in addition to complying with these Procedures, when giving anything of value to any public servant.

1.1.11.5 Government Official

The term "Government Official" includes three general categories of people:

•	Any person who is an officer, officeholder, full or part-time employee or representative of any (1) national, state, regional, provincial, city, county or other local government, (2) independent agencies of any government, (3) state-owned businesses or state-controlled businesses (e.g., a representative of a sovereign wealth fund or public pension fund), or (4) public education institutions and their endowments.
•	Political parties, political party officials, and candidates for political office (e.g., an excessive campaign contribution to a political party, party official or candidate to procure an improper advantage can violate anticorruption laws).
•	The employees of public international organizations (e.g., the European Union).

1.1.11.6 Prohibition Against Commercial Bribery

CAM and its employees may not offer, promise, or give, directly or indirectly, a financial or other advantage to another person:

•	to induce a person to perform improperly a relevant function or activity,
•	to reward a person for the improper performance of such a function or activity, or
•	where the acceptance of the advantage would itself constitute the improper performance of a relevant function or activity.

1.1.11.7 Third Party Intermediaries

Brokers, promoters, finders, agents, consultants and other third party intermediaries may seek to secure business for CAM. Such third parties might violate anticorruption laws, possibly subjecting CAM to liability.

CAM shall identify and maintain a list of all promoters, brokers, finders, consultants and advisers:

•	that are reasonably expected to deal with government officials or with individuals or entities in a position to provide CAM with a commercial business advantage, or
•	whose compensation is contingent upon the consummation of a transaction that requires governmental consent; all third party intermediaries that likely will be dealing with any Government Officials in connection with the engagement by CAM.

CAM will not retain a third party intermediary to perform material services on its behalf unless:

•	appropriate due diligence is conducted into the business, reputation and integrity of the third party reasonably designed under the circumstances to identify the existence of warning signs or red flags and such due diligence is adequately documented;
•	the engagement of such third party is pursuant to a written agreement; and
•	the contracts include suitable contractual covenants to the effect that the third party will not pay or offer to pay bribes or make other improper payments, and will comply with anticorruption standards.

1.1.11.8 Foreign Government Officials Entertainment

These procedures govern entertainment provided by CAM and its employees to counterparts who may in certain instances function as Government Officials, recognizing that the purpose of business entertainment gifts in some countries is to create goodwill and sound working relationships. Meals and entertainment with Government Officials may not exceed a value of $250 per person in value without preapproval from the firm's Chief Compliance Officer.

Neither CAM nor its employees may pay for meals, travel, lodging or entertainment of a Government Official for a corrupt purpose or to gain an improper advantage.

Meals or entertainment provided to a large group of persons at official firm functions that include representatives of multiple organizations are exempt from the $250 per person limit, but should be reasonable given the occasion and otherwise acceptable in the jurisdiction.

1.1.11.9 Gifts to Government Officials

These procedures govern the giving of gifts by CAM and its employees to counterparts who may in certain instances function as Government Officials, recognizing that the purpose of business entertainment and gifts in some countries is to create goodwill and sound working relationships. A customary gift to, or received from, a Government Official may not exceed $250 in value without preapproval from the firm's Chief Compliance Officer.

CAM and its employees are prohibited from providing or receiving any gift of any value of any dollar amount if for purposes of improperly influencing a business dealing, including any gift that:

•	is likely to significantly conflict with CAM's duties to its clients and investors,
•	is inconsistent with customary business practices,
•	is excessive in value,
•	can be construed as a bribe or payoff, or
•	violates any laws or regulations.

1.1.11.10 Records

Each employee shall record the expenditure and the purpose of the expenditure associated with gifts and entertainment related to Government Officials (regardless of the amount involved) and such reports, at a minimum shall contain:

•	the description of the gift or entertainment;
•	the amount of the expense; and
•	the names and titles of the individuals and the agencies/organizations with which they are affiliated.

1.1.11.11 Detection and Reporting

Firm employees must report to the Chief Compliance Officer any activity that fails to comply with these procedures or applicable anticorruption laws.

Firm employees should be attentive to the existence of warning signs or "red flags" that suggest that improper payments to Government Officials are or may be taking place. These include:

•	Transactions in high risk jurisdictions that may involve interaction with Government Officials.
•	Third party has a reputation for bribery.
•	Third party has refused to promise to abide by anticorruption laws or to warrant that it has not paid and will not pay bribes.
•	Third party or intermediary has sought a commission that is excessive, paid in cash or is otherwise irregular.
•	Third party or intermediary seeks payment to an offshore account outside country where such person does business.
•	Third party or intermediary is owned in part by a Government Official or his or her family member or has other close ties to a government.
•	Government Official suggests hiring a particular adviser to help obtain a government contract that is within the domain of such Government Official.
•	Proposed third party or intermediary has requested that CAM prepare false invoices or any other type of false documentation.
•	Third party or intermediary is related to a Government Official who is in a position to grant a business advantage or is involved in a business in which such official owns an equity interest.
•	Proposed agent, consultant or other intermediary insists that his or her identity not be disclosed to a Government Official.
•	A refusal by an agent, consultant or intermediary to identify its owners, partners or principals.
•	Perception that a donation to a specific charity at the request of a Government Official is a quid pro quo for governmental action.
•	Diversion of cash payments to special account or "off the books" accounts.
•	Lack of documentation for particular transactions, such as a failure to provide itemized receipts or invoices for services rendered.
•	Expenses that cannot be explained.
•	Poor financial controls over disbursements and poor bookkeeping.
•	Hiring of third party or intermediary to perform tasks that require no special knowledge or skills and could have been performed directly by company employees.
•	Travel expenses reimbursed for government customers or their family members for which there is not a legitimate business purpose.
•	Relatives of Government Officials on the payroll.

1.1.12 Terminated Employees, Officers and Directors

CAM shall maintain a list of all terminated employees, officers and directors that contains, at a minimum, the following information about each termination:

•	Name and position of employee terminated;
•	Date of termination; and
•	Reason for termination.

1.1.13 Employee, Officer and Director Information

CAM shall maintain a current organizational chart showing ownership percentages of CAM and control persons. In addition, the following information should be maintained about each employee, office and director (collectively, the "employee") of CAM:

•	Names;
•	Any threatened, pending and settled litigation involving the employee;
•	Any disciplinary action taken by CAM against the employee during the most recent calendar year; and

•	Names of any joint ventures or any other businesses in which the employee participates or has any interest, including a description of each relationship.

1.1.14 Pay-to-Play Activities

[Investment Advisers Act of 1940 Rule 206(4)-5]

Investment advisers provide a wide variety of advisory services to state and local governments, including managing their public pension plans. The SEC recently adopted Rule 206(4)-5 under the Advisers Act that prohibits an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives or employees make a contribution to certain elected officials or candidates. The rule is targeted at those employees of an adviser whose contributions in the SEC's view raise the greatest danger of quid pro quo exchanges, and it covers only contributions to those governmental officials who would be the most likely targets of pay-to-play arrangements because of their authority to influence the award of advisory business. The compliance date for the contribution-related provisions of the rule requirement is March 14, 2011. The new rule also prohibits an adviser from providing or agreeing to provide, directly or indirectly, payment to any third party for a solicitation of advisory business from any government entity on behalf of such adviser. Additionally, the rule prevents an adviser from soliciting from others, coordinating contributions to certain elected officials or candidates, or coordinating payments to political parties where the adviser is providing or seeking government business. The compliance date for the solicitation-related provisions of the rule requirement is September 13, 2011. Finally, the rule amendments require an adviser to maintain certain records of the political contributions made by the adviser or certain of its executives or employees.

Advisers may elect to comply with these procedures prior to the above compliance dates because the new rule imposes prohibitions that look back to specified periods of time. Thus, if the adviser currently engages in these activities or proposes to engage in such activities, it should consider implementing these procedures immediately.

CAM and its employees may make political contributions or coordinate with others to make political contributions to Officials running for various governmental offices. From time to time, CAM may have the opportunity to provide advisory services to a governmental entity such as a state pension plan. To gain governmental entity clients, CAM may desire to pay third parties that will solicit such business on behalf of CAM. These procedures govern CAM's and its employees' political activities when CAM is also seeking to manage, or actively managing, assets of governmental entities. Such procedures are sometimes called "pay-to-play" procedures.

1.1.14.1 Applicability of Pay-to-Play Rules

[Investment Advisers Act of 1940 Rule 206(4)-5]

Rule 206(4)-5 under the Advisers Act and these procedures only apply if:

•	CAM provides or is considering whether to provide investment advisory services to a Government entity; or
•	CAM provides or is considering whether to make available for investment Covered Investment Pools that CAM advises to a Government entity.

1.1.14.2 Pay-to-Pay Rule Definitions

[Investment Advisers Act of 1940 Rule 206(4)-5]

The following definitions apply to the pay-to-play procedures set forth in this section.

1.1.14.2.1 Contributions

[Investment Advisers Act of 1940 Rule 206(4)-5]

"Contribution" means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

•	The purpose of influencing any election for federal, state or local office;
•	Payment of debt incurred in connection with any such election; or
•	Transition or inaugural expenses of the successful candidate for state or local office.

The SEC does not consider a donation of time by an individual to be a contribution, provided the adviser has not solicited the individual's efforts and the adviser's resources, such as office space and telephones, are not used. The SEC would not consider a charitable donation made by an investment adviser to an organization that qualifies for an exemption from federal taxation under the Internal Revenue Code, or its equivalent in a foreign jurisdiction, at the request of an official of a government entity to be a contribution for purposes of Rule 206(4)-5.

1.1.14.2.2 Covered Associate

[Investment Advisers Act of 1940 Rule 206(4)-5]

"Covered Associate" means:

•	Any general partner, managing member or executive officer, or other individual with a similar status or function, of CAM;
•	Any employee of CAM who solicits a government entity for CAM and any person who supervises, directly or indirectly, such employee; and
•	Any political action committee controlled by CAM or by any person described in paragraphs (f)(2)(i) and (f)(2)(ii) of Rule 206(4)-5 under the Advisers Act.

1.1.14.2.3 Covered Investment Pool

[Investment Advisers Act of 1940 Rule 206(4)-5; Investment Company Act of 1940 Section 3(a)]

"Covered Investment Pool" means:

•	An investment company registered under the Investment Company Act of 1940 that is an investment option of a plan or program of a government entity; or
•	Any company that would be an investment company under Section 3(a) of the Investment Company Act of 1940, but for the exclusion provided from that definition by either Section 3(c)(1), Section 3(c)(7) or Section 3(c)(11) of that Act (e.g., most hedge funds).

1.1.14.2.4 De Minimis Contribution

[Investment Advisers Act of 1940 Rule 206(4)-5]

"De Minimis Contribution" means:

•	$350 in the case of a Contribution to an Official for whom such employee is entitled to vote; and
•	$150 in the case of a Contribution to an Official for whom such employee is not entitled to vote.

1.1.14.2.5 Executive Officer

[Investment Advisers Act of 1940 Rule 206(4)-5]

"Executive Officer" means:

•	The President of CAM;
•	Any vice president in charge of a principal business unit, division or function (such as sales, administration or finance) of CAM;
•	Any other officer of CAM who performs a policy-making function; and
•	Any other person who performs similar policy-making functions for CAM.

1.1.14.2.6 Government Entity

[Investment Advisers Act of 1940 Rule 206(4)-5]

"Government entity" means any state or political subdivision of a state, including:

•	Any agency, authority, or instrumentality of the state or political subdivision;
•	A pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a "defined benefit plan" as defined in section 414(j) of the Internal Revenue Code , or a state general fund;
•	A plan or program of a government entity; and
•	Officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

1.1.14.2.7 Official

[Investment Advisers Act of 1940 Rule 206(4)-5]

"Official" means any person (including any election committee for the person) who was, at the time of the Contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office:

•	Is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser such as CAM by a government entity; or
•	Has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser such as CAM by a government entity.

1.1.14.2.8 Payment

[Investment Advisers Act of 1940 Rule 206(4)-5]

"Payment" means any gift, subscription, loan, advance, or deposit of money or anything of value.

1.1.14.2.9 Regulated Person

[Investment Advisers Act of 1940 Rule 206(4)-5; SEC Securities Exchange Act of 1934 Section 3(a)(4), Section 3(a)(5) and Section 15A]

"Regulated Person" means:

•	An investment adviser registered with the SEC that has not, and whose Covered Associates have not, within two years of soliciting a government entity:
o	Made a Contribution to an official of that Government entity, other than as described in paragraph (b)(1) of Rule 206(4)-5 under the Advisers Act; and

o	Coordinated or solicited any person or political action committee to make any Contribution or payment described in paragraphs (a)(2)(ii)(A) and (B) of Rule 206(4)-5; or
•	A "broker," as defined in Section 3(a)(4) of the Securities Exchange Act of 1934 or a "dealer," as defined in Section 3(a)(5) of that Act, that is registered with the SEC, and is a member of a national securities association registered under Section 15A of that Act, provided that:
o	The rules of the association prohibit members from engaging in distribution or solicitation activities if certain political contributions have been made; and
o	The SEC, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than this section imposes on investment advisers and that such rules are consistent with the objectives of Rule 206(4)-5.

1.1.14.2.10 Solicit

[Investment Advisers Act of 1940 Rule 206(4)-5]

"Solicit" means:

•	With respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, CAM; and
•	With respect to a contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment.

The SEC has stated that the determination of whether a particular communication is a solicitation depends on the specific facts and circumstances relating to such communication. As a general proposition any communication made under circumstances reasonably calculated to obtain or retain an advisory client would be considered a solicitation unless the circumstances otherwise indicate that the communication does not have the purpose of obtaining or retaining an advisory client. For example, if a government official asks an employee of an advisory firm whether the adviser has pension fund advisory capabilities, such employee generally would not be viewed as having solicited advisory business if he or she provides a limited affirmative response, together with either providing the government official with contact information for a covered associate of the adviser or informing the government official that advisory personnel who handle government advisory business will contact him or her.

1.1.14.3 Pay-to-Play Contributions

[Investment Advisers Act of 1940 Rule 206(4)-5]

The following governs CAM's activities as they related to political contributions, campaign activities, involvement with political action committees and new employees.

1.1.14.3.1 Advisory Services to Government Entities Prior to and After Political Contributions

[Investment Advisers Act of 1940 Rule 206(4)-5]

•	Look-Back: CAM may not make any proposed Contribution and a Covered Association may not make a proposed Contribution other than a De Minimis Contribution to an Official of a Government entity if CAM has provided advisory services for compensation to such Government entity within the last 2 years of the date of the proposed Contribution ("2-Year Cooling-Off Period").
•	Look-Forward: After CAM has made a Contribution or a Covered Associate has made a Contribution other than a De Minimis Contribution to an Official of a Government entity, CAM will not provide advisory services for compensation to such Government entity for a period of 2 years from the date of such Contribution ("2-Year Cooling-Off Period").

The SEC has stated that the two-year time out is intended to discourage advisers from participating in pay-to-play practices through a 2-year "cooling-off period" during which the effects of a political contribution on the selection process can be expected to dissipate. With respect to de minimis contributions, the SEC believes that the relatively small amount of the contribution suggests that it is unlikely to be made for the purpose of influencing the award of an advisory contract.

1.1.14.3.2 Pre-Clearance of Contributions

[Investment Advisers Act of 1940 Rule 206(4)-5]

Even if a Contribution will not be prohibited by the 2-Year Cooling-Off Period set forth herein or is a De Minimis Contribution, no Covered Associate may make a Contribution to any Official unless:

1.	The Covered Associate submits to the Chief Compliance Officer a written request to make the proposed Contribution;
2.	The Chief Compliance Officer reviews the written request to verify that the proposed Contribution is a (i) De Minimis Contribution or a Contribution that is not subject to the 2-Year Cooling Off Period; and (ii) does not otherwise violate these procedures, including specified prohibited Contributions;
3.	The Covered Associate has received written pre-clearance from the Chief Compliance Officer that informs the Covered Associate that he or she may make the proposed Contribution; and
4.	The Covered Associate represents that he or she shall promptly submit a copy of the returned check or other documentation evidencing the Contribution.

1.1.14.3.3 Prohibited Contributions

[Investment Advisers Act of 1940 Rule 206(4)-5]

The Chief Compliance Officer may not preclear, and no Covered Associate may make, a Contribution:

•	to an Official of a Government entity, including a candidate for such office who is or will be in a position to influence the award of advisory business and CAM has received compensation from such Government entity within the two years prior to the proposed date of the Contribution for providing it advisory services (as set forth herein);
•	the purpose of which is to influence the awarding of an advisory contract or the decision to invest in a Covered Investment Pool managed by CAM and is likely to have the effect of influencing the award of an advisory contract or the decision to invest in a Covered Investment Pool by CAM; or
•	which would result in serious adverse consequences to CAM.

1.1.14.3.4 Returned Contributions

[Investment Advisers Act of 1940 Rule 206(4)-5]

If a Covered Associate has made a Contribution in violation of these procedures, the Chief Compliance Officer will:

•	Determine the date the Contribution was made; and
•	Require the Covered Associate to take all available steps to have the Official, political action committee or political party return the Contribution to the Covered Associate if the Contribution was made (i) 60 days after CAM discovered the Contribution and (ii) 4 months after the Contribution was made.

The "Returned Contributions" exception is available:

•	No more than 3 times during any 12-month period for CAM; and
•	No more than once per Covered Associate.

1.1.14.3.5 Coordinating and Soliciting Contributions

[Investment Advisers Act of 1940 Rule 206(4)-5]

Neither CAM nor its Covered Associates may coordinate or Solicit Contributions to:

•	an Official of a Government entity to which CAM is seeking to provide investment advisory services; or
•	a political party of a state or locality where CAM is providing or seeking to provide investment advisory services to a Government entity.

No Covered Associate or CAM without the written consent of the Chief Compliance Officer may coordinate or solicit any person or political action committee to make a:

•	Contribution to an Official; or
•	payment to a political party of a state or locality.

With regard to solicitations from a political action committee or a political party with no indication of how the collected funds will be disbursed, the SEC stated that investment advisers should inquire how any funds received from the adviser or its covered associates would be used. For example, if the political action committee or political party is soliciting funds for the purpose of supporting a limited number of government officials, then, depending upon the facts and circumstances, contributions to the political action committee or payments to the political party might well result in the same prohibition on compensation.

1.1.14.3.6 Campaign Activities

[Investment Advisers Act of 1940 Rule 206(4)-5]

No Covered Associate or CAM without the written consent of the Chief Compliance Officer may:

•	use the name of the firm in any fund-raising literature for an Official; or
•	sponsor a meeting or conference that features an Official as an attendee or guest speaker and that involves fund-raising for such person.

1.1.14.3.7 Political Action Committees

[Investment Advisers Act of 1940 Rule 206(4)-5]

No Covered Associate or CAM without the written consent of the Chief Compliance Officer may make a Contribution to a political action committee or state or local political party. When deciding whether to approve a Contribution, the Chief Compliance Officer will take into account the following factors:

•	how the Contribution will be used; and
•	whether the political action committee or political party is closely associated with an official of a Government entity.

According to the SEC, these restrictions in Rule 206(4)-5 are intended to prevent advisers from circumventing the rule's prohibition on direct contributions to certain elected officials such as by "bundling" a large number of small employee contributions to influence an election, or making contributions (or payments) indirectly through a state or local political party.

1.1.14.3.8 New Employees

[Investment Advisers Act of 1940 Rule 206(4)-5]

Prior to a person becoming a new employee of CAM, CAM shall require the employee candidate to disclose all Contributions and payments made by such persons to Officials, political action committees and state and local political parties within the preceding 2 years (if the employee candidate will solicit clients) and 6 months (if the employee candidate will not solicit clients).

When an employee becomes a Covered Associate, the SEC stated that the adviser must "look back" in time to that employee's Contributions to determine whether the time out applies to the adviser. If, for example, the Contribution was made more than two years (or for non-solicitors, six months) prior to the employee becoming a Covered Associate, the time out has run; if the Contribution was made less than two years (or six months) from the time the person becomes a covered associate, Rule 206(4)-5 prohibits the adviser that hires or promotes the contributing covered associate from receiving compensation for providing advisory services from the hiring or promotion date until the two-year period has run. The look-back provision is designed to prevent advisers from circumventing the rule by influencing the selection process by hiring persons who have made political contributions.

1.1.14.4 Pay-to-Play Solicitation Arrangements

[Investment Advisers Act of 1940 Rule 206(4)-5]

The following procedures govern CAM's pay-to-play solicitation arrangements.

1.1.14.4.1 Non-Regulated Persons

[Investment Advisers Act of 1940 Rule 206(4)-5]

CAM may not provide or agree to provide, directly or indirectly, payment to any person for solicitation of Government entity advisory business on behalf of CAM unless that person is a Regulated Person.

An investment adviser is prohibited from providing or agreeing to provide, directly or indirectly, payment to any person for solicitation of government advisory business on behalf of such adviser unless that person is registered with the SEC (e.g., a registered broker-dealer or investment adviser) and subject to pay-to-play restrictions either under the SEC's rule or the rules of a registered national securities association (e.g., FINRA).

1.1.14.4.2 Solicitation Arrangement Review

[Investment Advisers Act of 1940 Rule 206(4)-5]

Prior to CAM or any Covered Associate entering into a solicitation agreement or arrangement related to Government entity advisory business with a third-party, the following steps shall be taken:

1.	CAM shall draft a document describing the arrangement, including which Covered Associates and third-parties will participate in the arrangement, and the agreement that will govern such arrangement;
2.	The written description, agreement, information about the third-party and any other relevant documents shall be submitted to the Chief Compliance Officer and the relevant Covered Associates shall request his or her approval;
3.	The Chief Compliance Officer shall check the background of the third-party and participating personnel, including whether they have any criminal history or committed other violations;
4.	The Chief Compliance Officer shall request from the third-party, as a condition to CAM engaging such third-party, a written representation regarding whether it is a Regulated Person;
5.	The Chief Compliance Office shall conduct his or her own review to make sure that the third-party has not made political contributions or otherwise engaged in conduct that would disqualify it from the definition of Regulated Person; and
6.	The Chief Compliance Officer shall approve the third-party solicitation agreement and/or arrangement if it complies with the procedures set forth herein.

1.1.14.4.3 Ongoing Regulated Person Status

[Investment Advisers Act of 1940 Rule 206(4)-5]

After CAM has entered into a solicitation agreement and arrangement with a third-party solicitor, the Chief Compliance Officer shall periodically confirm the status of such solicitor as a Regulated Person by:

•	Obtaining a representation from the third-party solicitor as to its Regulated Person status; or
•	Obtaining other evidence supporting the conclusion that the third-party solicitor is a Regulated Person.

1.1.14.5 Pay-to-Play Sub-Adviser Arrangements

[Investment Advisers Act of 1940 Rule 206(4)-5]

The following procedures govern CAM's pay-to-play solicitation arrangements involving third-parties where CAM either hires a sub-adviser or acts as a sub-adviser.

1.1.14.5.1 Firm Acts as Sub-Adviser to Manage Government Entity Assets

[Investment Advisers Act of 1940 Rule 206(4)-5]

Prior to CAM entering into an agreement or arrangement with a third-party adviser where CAM will serve as a sub-adviser to an account or Covered Investment Pool consisting of Government entity assets managed by the third-party adviser, the Chief Compliance Officer shall:

•	Disclose in writing to the third-party adviser whether CAM or any of its Covered Associates have made a contribution or payment that would result in a serious adverse consequence to the third-party adviser under Rule 206(4)-5; and
•	Verify on an ongoing basis that neither CAM nor any of its Covered Associates has made a Contribution or payment that would result in a serious adverse consequence to the third-party adviser under Rule 206(4)-5 .

1.1.14.5.2 Firm Hires Sub-Adviser to Manage Government Entity Assets

[Investment Advisers Act of 1940 Rule 206(4)-5]

Prior to CAM entering into an agreement or arrangement with a third-party that will serve as a sub-adviser to an account or Covered Investment Pool consisting of Government entity assets managed by CAM, the Chief Compliance Officer shall require the third-party sub-adviser to:

•	Disclose in writing to CAM whether the third-party sub-adviser or any of its Covered Associates have made a Contribution or payment that would result in a serious adverse consequence to CAM under Rule 206(4)-5; and
•	Verify on an ongoing basis that neither the third-party sub-adviser nor any of its Covered Associates has made a Contribution or payment that would result in a serious adverse consequence to CAM under Rule 206(4)-5.

1.1.15 Social Media Procedures

CAM recognizes the importance of the social media in shaping public thinking about CAM and CAM's current and potential advisory services, employees, partners and clients. CAM also recognizes the importance of its employees joining in and helping shape industry conversation and direction through blogging and interaction in social media. So, CAM is committed to supporting employees' rights to interact knowledgeably and socially in the blogosphere and on the Internet through blogging and interaction in social media.

These procedures are designed to help employees make appropriate decisions about work-related blogging and the contents of blogs, personal Web sites, postings on wikis and other interactive sites, postings on video or picture sharing sites, or in the comments that you make online on blogs, elsewhere on the public Internet, and in responding to comments from posters either publicly or via email. These procedures also protect the privacy, confidentiality and interests of CAM and its current and potential advisory services, employees, partners, clients and competitors.

Note that these policies and guidelines apply only to work-related communications and sites and issues and are not meant to infringe upon an employee's personal interaction or commentary online that do not involve CAM or firm business.

1.1.15.1 Social Media

"Social media" includes:

•	Facebook
•	Twitter
•	LinkedIn
•	Blogs and micro-blogs
•	YouTube
•	Flickr
•	MySpace
•	Digg
•	Reddit
•	RSS
•	Participation in interactive electronic forums such as chat rooms or online seminars
•	Similar electronic communications

1.1.15.2 Guidelines for Interaction about the Firm through Social Media

Without the express written permission of the Chief Compliance Officer, an employee of CAM may not:

•	Develop a Web site or write a blog that will mention CAM and/or current and potential advisory services, employees, partners, clients and competitors of CAM.
•	Speak on behalf of CAM in a social media communication.
•	Sell any product or service that would compete with any of CAM's products or services.
•	Use company logos and trademarks in a social media communication.

•	Discuss competitors, clients and vendors in a social media communication.

The Chief Compliance Officer may grant permission only if:

•	The use of the social media is for business purposes only;
•	Participants in the social media activity will be appropriately supervised by the Chief Compliance Officer or other senior employee of CAM; and
•	Participants in the social media will have received the necessary training on these social media procedures and have the necessary background to engage in such activities.

1.1.15.3 Investment Recommendation

No employee may make an investment recommendation or recommend a specific investment product to a client or anyone else through a social media communication or link to such a recommendation unless a senior investment officer (e.g., the Chief Investment Officer) has previously approved the content of social media communication.

Communications through social media that include specific investment recommendations or recommend specific investment products present greater challenges for a firm's compliance program than other types of communications, including whether such communications are suitable for the client and how such communications are maintained for in a manner that complies with applicable recordkeeping rules.

1.1.15.4 Advertising and Marketing

CAM will treat all "static" social media communications as advertisements subject to the marketing procedures of this Compliance Manual.

Static content are postings like a profile, background or wall information. Static content is generally accessible to all visitors and usually remains posted until it is removed. This content is pre-conceived and there is an opportunity for it to be reviewed prior to its use in social media.

Non-static content are real-time, interactive communications, such as interactive posts, tweets, status updates and comments. Since non-static content are spontaneous, there is no time for someone to review in advance the content in these communications.

1.1.15.5 Third-Party Posts

Third-party social media posts generally are not attributable to CAM. CAM will deem a third-party social media static communication as an advertisement by CAM subject to the marketing procedures of this Compliance Manual if CAM:

•	involved itself in the preparation of the content of the third-party static social media communication; or
•	explicitly or implicitly endorses or approves the third-party static social media communication.

1.1.15.6 Testimonials

CAM periodically reviews social media sites including Facebook, LinkedIn and LinkedFA to determine whether there is a recommendation or other positive statement or indication (e.g., thumbs up). Upon finding such a statement or indication, CAM will determine whether it might be viewed as a testimonial and, if so, CAM will:

•	request the sponsor or owner of the social media site to remove the favorable communication; and
•	if the communication cannot be removed, CAM will remove itself from the site.

1.1.15.7 Complaints

CAM will treat any complaints posted by a client of CAM on a social media site as a complaint subject to procedures in this Compliance Manual governing such complaints.

1.1.15.8 Confidential Information Component of the Social Media Policy

Employees may not share information that is confidential and proprietary about CAM through a social media communication. This includes, but is not limited to, information about advisory services, financial information, number of clients, number of employees, firm strategy and any other information that has not been publicly released by CAM.

These are given as examples only and do not cover the range of what CAM considers confidential and proprietary. If an employee has any question about whether information has been released publicly or doubts of any kind, speak with the Chief Compliance Officer before releasing information that could potentially harm CAM, or CAM's current and potential advisory services, employees, partners, and clients.

1.1.15.9 Respect and Privacy Rights Components of the Blogging Policy

If an employee has written permission to communicate about CAM in a social media communication, he or she shall:

•	Speak respectfully about CAM and its employees, clients, partners and competitors. Such employee may not engage in name calling or behavior that will reflect negatively on CAM's reputation. Note that the use of copyrighted materials, unfounded or derogatory statements, or misrepresentation is not viewed favorably by CAM and can result in disciplinary action up to and including employment termination.
•	Write or otherwise communicate knowledgeably, accurately, and using appropriate professionalism. Despite disclaimers, Web interaction can result in members of the public forming opinions about CAM and its employees, partners, clients and advisory services.
•	Honor the privacy rights of CAM's current employees by seeking their permission before writing about or displaying internal firm happenings that might be considered to be a breach of their privacy and confidentiality.

1.1.15.10 Legal Liability Component of the Blogging Policy

An employee is legally liable for anything he or she writes or presents online or through a social media communication. Employees can be disciplined by CAM for commentary, content or images that are defamatory, pornographic, proprietary, harassing, libelous, or that can create a hostile work environment. Employees can also be sued by firm employees, competitors, and any individual or company that views their commentary, content, or images as defamatory, pornographic, proprietary, harassing, libelous or creating a hostile work environment.

1.1.15.11 Records

All documents concerning static social media communications shall be maintained in CAM's books and records.

Firms that remove static social media content, whether by deleting comments on a blog or taking down a Facebook post, may run afoul of recordkeeping requirements if a copy of the deleted communication is not archived. Removal of content without saving a screenshot could constitute destruction of records under the Advisers Act.

1.1.15.12 Certifications

Each employee of CAM will certify at the beginning of employment and each year thereafter that he or she agrees to comply and abide by these procedures.

1.1.16 Annual Personnel Review

The Chief Compliance Officer shall conduct or arrange for an annual review of each investment adviser representative of CAM. The annual review will include, at a minimum, the following:

•	Ascertaining that applicable license information is current and that all licenses have been renewed;
•	Review of qualifications/responsibilities to determine if changes/upgrades are necessary;
•	Review of specific education, training and compliance issues;
•	Review of activities related to business conducted outside of CAM and personal securities accounts; and
•	Other items as relevant to the individual.